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McCarthy Tétrault
 BARRISTERS & SOLICITORS      •      PATENT & TRADE-MARK AGENTS

SUITE 3300, 421 - 7TH AVENUE S.W. CALGARY
ALBERTA, CANADA T2P 4K9
FACSIMILE (403) 260-3501 • TELEPHONE (403) 260-3500
WWW.MCCARTHY.CA

Exhibit 5.2

November 20, 2002

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

        Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-101140) of TransCanada PipeLines Limited.

Yours truly,
/s/ McCarthy Tétrault LLP

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Exhibit 5.2